UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016

Ritchie Bros. Auctioneers Incorporated

(Exact name of registrant as specified in its charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2016, Ritchie Bros. Auctioneers Incorporated (“Ritchie Bros.”) completed its previously announced offering of an aggregate principal amount of $500.0 million of its 5.375% Senior Notes due 2025 (the “Notes”). In connection with the closing of the offering of the Notes, Ritchie Bros. and certain of its subsidiaries that will guarantee the Notes (the “Initial Subsidiary Guarantors”) entered into an Indenture (the “Indenture”) with US Bank National Association, as trustee (the “Trustee”), providing for the issuance of the Notes. Ritchie Bros. intends to use the net proceeds from the offering of the Notes, together with proceeds from its delayed-draw term loan and cash on hand or available under its revolving facilities (together with Ritchie Bros.’ delayed-draw term loan, the “New Credit Facilities”), to fund the consideration payable in the previously announced acquisition (the “Acquisition”) of IronPlanet Holdings, Inc. (“IronPlanet”) and its subsidiaries and related fees and expenses. The gross proceeds from the offering, together with additional amounts to prefund accrued interest, were placed into an escrow account pending the consummation of the Acquisition. The escrow account is governed by an escrow and security agreement, dated as of December 21, 2016 (the “Escrow and Security Agreement”), among the Company, US Bank National Association, as escrow agent, and the Trustee.

The Notes have been offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the U.S. to non-U.S. persons in reliance on Regulation S of the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Certain terms and conditions of the Indenture and the Notes are as follows:

Maturity. The Notes mature on January 15, 2025.

Interest. The Notes accrue interest at a rate of 5.375% per year. Interest on the Notes is payable semi-annually on each January 15 and July 15, commencing July 15, 2017.

Issue Price. The Notes were issued at par.

Guarantees. The Notes are, jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis, by each of the Initial Subsidiary Guarantors and will be, jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis, by each additional subsidiary of Ritchie Bros. that is a borrower, or guarantees indebtedness, under the New Credit Facilities or certain capital markets indebtedness. Additionally, each of IronPlanet and its subsidiaries are expected to be guarantors following the consummation of the Acquisition, subject to certain conditions.

Priority following the consummation of the Acquisition. Upon the consummation of the Acquisition, the Notes and the related guarantees will constitute senior unsecured obligations of Ritchie Bros. and the guarantors, respectively. The Notes and the related guarantees, respectively, will be: equal in right of payment with all of the Ritchie Bros.’ and the guarantors’ senior debt (including borrowings under the New Credit Facilities), without giving effect to collateral arrangements; senior in right of payment to all of the Ritchie Bros’ and the guarantors’ future subordinated debt, if any; effectively subordinated in right of payment to all of the Ritchie Bros.’ and the guarantors’ debt and obligations that are secured, including borrowings under the New Credit Facilities for so long as the New Credit Facilities are secured, to the extent of the value of the assets securing such liens; and structurally subordinated in right of payment to all liabilities (including trade payables) of the subsidiaries that do not guarantee the Notes.

Special Mandatory Redemption. If the Acquisition is not consummated on or before October 31, 2017 or the Merger Agreement is terminated prior to such date, Ritchie Bros.will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the original offering price of the Notes, plus accrued and unpaid interest to, but excluding, the date of such mandatory redemption. In such event, the escrowed proceeds will be applied to fund a portion of such redemption price.

Optional Redemption. On or after January 15, 2020, Ritchie Bros. may redeem the Notes, in whole or in part, at any time and from time to time at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, Ritchie Bros. may redeem up to 35% of the aggregate principal amount of the Notes at any time and from time to time before January 15, 2020, with an amount up to the net proceeds of certain equity offerings at a redemption price of 105.375% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Ritchie Bros. may also redeem the Notes, in whole or in part, at any time and from time to time before January 15, 2020 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium.

Change of Control. If Ritchie Bros. experiences certain kinds of changes of control, it may be required to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Additional Amounts and Tax Redemption. All payments in respect of the Notes and the guarantees will be made without withholding or deduction for any taxes except to the extent required by law. If withholding or deduction is required by law in a relevant tax jurisdiction, subject to certain exceptions, Ritchie Bros. will pay additional amounts so that the net amount received by a holder or beneficial holder of Notes is no less than the amount that such holder or beneficial holder would have received in the absence of such withholding or deduction. If certain changes in tax law in a relevant tax jurisdiction become effective that would require Ritchie Bros. to pay additional amounts or make certain tax indemnification payments with respect to the Notes or the guarantees, Ritchie Bros. may redeem the Notes in whole, but not in part, at any time, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but excluding, the redemption date.

Certain Covenants. The Indenture contains covenants that limit, among other things, Ritchie Bros.’ and its restricted subsidiaries’ ability to: incur additional indebtedness (including guarantees thereof); incur or create liens on their assets securing indebtedness; make certain restricted payments; make certain investments; dispose of certain assets; allow to exist certain restrictions on the ability of the Ritchie Bros.’ restricted subsidiaries to pay dividends or make other payments to the Ritchie Bros.; engage in certain transactions with affiliates; and consolidate, amalgamate or merge with or into other companies. These covenants are subject to a number of important limitations and exceptions.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable.

The above descriptions of the Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Indentures and the Notes. A copy of the Indenture (including the form of Notes), is attached as exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 7.01 Regulation FD

A copy of the Escrow and Security Agreement is attached as Exhibit 99.1 and is incorporated herein by reference. Ritchie Bros. is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 referenced herein, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Ritchie Bros.' filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
4.1	Indenture, dated as of December 21, 2016, among Ritchie Bros. Auctioneers Incorporated, the guarantors party thereto and US Bank National Association, as trustee, relating to Ritchie Bros. Auctioneers Incorporated’s 5.375% Senior Notes due 2025 (includes form of note)
99.1	Escrow and Security Agreement, dated as of December 21, 2016, among Ritchie Bros. Auctioneers Incorporated, US Bank National Association, as escrow agent, and US Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

Date:  December 21, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 21, 2016, among Ritchie Bros. Auctioneers Incorporated, the guarantors party thereto and US Bank National Association, as trustee, relating to Ritchie Bros. Auctioneers Incorporated’s 5.375% Senior Notes due 2025 (includes form of note)
99.1	Escrow and Security Agreement, dated as of December 21, 2016, among Ritchie Bros. Auctioneers Incorporated, US Bank National Association, as escrow agent, and US Bank National Association, as trustee.